As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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AEYE, INC.
(Exact name of registrant as specified in its charter)

________________________

Delaware	3714	37-1827430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366 (Address, including zip code, and telephone number, including area code, of principal executive offices)
________________________

Matthew Fisch

Chief Executive Officer

4670 Willow Road, Suite 125
Pleasanton, CA 94588
(925) 400-4366

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________
Copies to: Chris Forrester Yian Huang Allen Overy Shearman Sterling US LLP 1460 El Camino Real, Floor 2 Menlo Park, CA 94025 Tel: (650) 838-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the Selling Stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated August 8, 2025

PROSPECTUS

AEYE, INC.

Up to 350,000 Shares of Common Stock

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This prospectus relates to the offer and resale by IGEP Park Place, LLC, a Delaware limited liability company (the “Selling Stockholder” or “IGEP”) of up to 350,000 shares of common stock of AEye, Inc., par value $0.0001 per share (the “Common Stock”), issuable to the Selling Stockholder upon exercise of the warrant to purchase common stock (the “Warrant”). The Warrant was issued to the Selling Stockholder pursuant to the terms of the Warrants Agreement, dated May, 23, 2025, by and between AEye, Inc. and the Selling Stockholder (the “Warrant Agreement”), which was entered in connection with the settlement agreement between AEye, Inc., its subsidiary AEye Technologies, Inc., and the Selling Stockholder, dated April 28, 2025. The Warrant has an exercise price of $2.22.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive proceeds from the exercise of the Warrant, if any portion of the Warrant is exercised in cash. We intend to use those proceeds, if any, for working capital or general corporate purposes. For more information, see “Use of Proceeds.”

The Selling Stockholder may sell all or a portion of the shares of our Common Stock beneficially owned by them and included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.”

The Selling Stockholder may sell the securities directly to or through underwriters or dealers, and also to other purchasers or through agents on a continuous or delayed basis. The names of any underwriters or agents that are included in a sale of securities, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement.

The Selling Stockholder will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act of 1933, as amended, the offer and resale of the shares included in this prospectus, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR”. On August 7, 2025, the closing price of our Common Stock was $2.84 per share.

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Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, sell the securities offered by them described in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder, although we may receive proceeds from the exercise of the Warrant (as defined below), if any portion of the Warrant is exercised in cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement and otherwise incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021 (the “Closing Date”), CF III closed the business combination (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our”, “AEye”, “Company”, and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the SEC. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors” or discussed in greater detail in the documents incorporated by reference herein. These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	We are an early stage company with a history of losses and we expect to incur significant expenses and continuing losses for at least the next several years.
•	We substantially rely on relationships with Tier 1 automotive suppliers and our business could be materially and adversely affected if we cannot establish or maintain relationships with one or more Tier 1 partners, or if we, through our relationship with various Tier 1 partners, are unable to obtain a sufficient number of design wins and successfully enter into definitive agreements or other commercial arrangements with automotive OEMs with respect to such design wins.
•	We will need to raise additional capital in order to execute our business plan and to respond to changing market conditions, which additional capital may not be available on terms acceptable to us, or at all.
•	If our deterministic artificial intelligence-driven sensing system is not selected for inclusion in advanced driver-assistance systems, or ADAS, by any automotive OEMs or their suppliers, our business will be materially and adversely affected.
•	We heavily rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, our ability to control the costs of such components and raw materials is uncertain; moreover, regardless of cost, we are susceptible to supply shortages, longer than anticipated lead times for components, and supply changes, any of which could disrupt our supply chain, could delay deliveries of our products to customers, and could negatively impact the adoption of our products and accordingly, our financial condition and operating results.

•	Although we believe that lidar is an essential technology for autonomous vehicles and other emerging applications, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or adoption is deferred, or otherwise develops more slowly than we expect, our business will be adversely affected.

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•	The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors, or reliability issues in our hardware or software which could reduce the market adoption of our products, damage our reputation with current or prospective customers, and expose us to product liability and other claims, thereby adversely affecting our operating costs.
•	Shareholder activism could cause us to incur significant expense, disrupt our business, result in a proxy contest or litigation, and impact our stock price.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions and tariffs, all of which continue to cause economic uncertainty. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, any subsequently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated by reference into this prospectus and our financial statements and related notes incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in this prospectus on page 11 and in the documents incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Amounts below are in thousands, except share amounts or per share data or where we use the word “million” or “billion”.

Overview

We are a provider of high-performance, active lidar systems for vehicle autonomy, advanced driver-assistance systems (ADAS), and robotic vision applications. We have developed an artificial intelligence technology that enables adaptive “intelligent sensing,” differentiating us in the marketplace from our competition. Our proprietary 4SightTM Intelligent Sensing Platform includes a solid-state software definable active lidar sensor, an adaptive sensing SmartScan architecture to scan dynamic scenes/targets, and a sophisticated signal processing capability that provides precise measurements and imaging for various safety-critical applications.

We were founded in 2013 by Luis Dussan, a member of our Board of Directors and our first Chief Executive Officer, with the goal of creating a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided us with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active 4SightTM Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration, or NASA, Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency, or DARPA, to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality–SAE Levels 2 through 5—with the goal of optimizing performance and power and reducing cost. Our 4SightTM Intelligent Sensing Platform is software-definable and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through our manufacturing partners. We perform the majority of our R&D activities in our 6,522 square foot corporate headquarters located in Pleasanton, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat generation enable very flexible placement options on the interior or exterior of a vehicle. 4SightTM also leverages a common architecture to create application-specific products across different markets.

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Our systems-based approach encourages partnerships from the well-established automotive supply chain, including original equipment manufacturers (OEMs), as well as Tier 1 and Tier 2 OEM suppliers. There is strong alignment between us and our partners given what is required to produce high-performance automotive grade products at scale, including quality, reliability, and affordability. We anticipate our Tier 1 partners will add value with OEM customers through industrialization, manufacturing, integration, sales, marketing, product liability, and warranty. We anticipate our Tier 2 partners will provide automotive-grade sub-components, which are used not only in automotive lidar for ADAS use cases, but could also be used for products we may sell into the Non-Automotive market. We expect the result will be a high-quality, high-performance product at the right price point, which we believe to be a key enabler in accelerating adoption of lidar across various markets in Automotive and beyond.

In pursuing this strategy, we have partnered, and will continue seeking partnerships, with leading Tier 1 automotive suppliers. It is anticipated that our Tier 1 partners will bid for long-range lidar series production awards with OEMs and that these awards will represent a substantial portion of our future revenues; however, there is no guarantee that this Tier 1 partnership strategy will be successful. If we fail to remain engaged with one or more Tier 1 automotive suppliers, it may have an adverse effect on our business. The markets for lidar are projected to see significant growth in both the near and long term. We believe this expected growth will allow us to capture market share as well as pursue specialized opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be one of the leading solutions providers in these spaces.

As is common in early-stage companies with limited operating histories, we are subject to risks and uncertainties such as our ability to develop and commercialize our products; produce and deliver lidar and software products meeting acceptable performance metrics; attract new and retain existing customers; develop, obtain, or progress strategic partnerships; secure an automotive OEM design win; secure additional capital to support the business plan; and other risks and uncertainties such as those described in the section titled “Risk Factors” in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. Since inception, we have incurred net losses and negative cash flows from operations and expect to continue incurring losses in the near term. As a result, it remains critical for us to preserve cash and manage spending to extend our liquidity. We also plan to improve our liquidity position through securing additional financing, engaging with partners and OEMs, and executing on our critical milestones. However, successfully raising capital is outside of our control and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, on a timely basis, or at all.

Background

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc., or AEye Technologies, entered into the Agreement and Plan of Merger, or the Merger Agreement, with CF Finance Acquisition Corp. III, a Delaware corporation, or CF III, now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CF III, or Merger Sub. Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021, or the Closing Date, CF III closed the business combination, or the Merger, and together with the other transactions contemplated by the Merger Agreement, the Transactions, pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “AEye,” “Company,” and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

The Warrant Agreement

On April 28, 2025 (the “Effective Date”), the Company and its subsidiary, AEye Technologies, Inc. (together with the Company, the “Company Parties”), entered into a settlement agreement (the “Settlement Agreement”) with IGEP Park Place, LLC to resolve all outstanding disputes related to the Company’s prior office lease at One Park Place in Dublin, California, and the related litigation styled as IGEP Park Place, LLC v. AEye, Inc., et al., Case No. 24-CV-088829, pending in the Superior Court of California for the County of Alameda. Under the terms of the Settlement Agreement, the Company Parties paid the Landlord $1.4 million in cash within 14 days of the Effective Date. In addition, as required under the Settlement Agreement, the Company entered into a warrants agreement on May 23, 2025 (the “Warrant Agreement”), pursuant to which the Company issued to the Selling Stockholder on August 8, 2025 (the “Issue Date”) a warrant (the “Warrant”) to purchase up to 350,000 shares of the Company’s common stock at an initial exercise price of $2.22. The Warrant is exercisable beginning on the Issue Date and will expire on the fifth anniversary of the Issue Date.

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Corporate Information

Our principal executive office is located at 4670 Willow Road, Suite 125 Pleasanton, CA 94588. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of CF III’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder	Up to 350,000 shares of the Common Stock (the “Warrant Shares”) issuable upon exercise of the Warrant.

Shares of Common Stock outstanding prior to this offering	39,943,121 shares (as of August 7, 2025).

Shares of Common Stock outstanding after this offering	40,293,121 shares, assuming the issuance of all Warrant Shares registered for resale hereunder upon exercise of the Warrant.

Use of proceeds

We will not receive any proceeds from the resale of shares by the Selling Stockholder. We may receive proceeds from the exercise of the Warrant, if any portion of the Warrant is exercised in cash. See “Use of Proceeds” on page 12 for additional information.

Risk factors

You should carefully read the “Risk Factors” beginning on page 11 and the other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq symbol for our Common Stock	“LIDR.”

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Stockholder for offer and sale, we are referring to the shares of our Common Stock issuable upon exercise of the Warrant. When we refer to the Selling Stockholder in this prospectus, we are referring to the selling stockholder identified herein and, as applicable, its donees, pledgees, transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

An investment in the Common Stock involves a high degree of risk. Before you decide to invest in shares of Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the SEC, including our Current Reports on Form 8-K, that are incorporated by reference herein and therein. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell our Common Stock, convertible securities or other equity securities including warrants in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into our Common Stock, in future transactions may be higher or lower than the price per share paid by investors purchasing our Common Stock. Any sales of additional shares will dilute our stockholders. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. However, we may receive proceeds from the exercise of the Warrant, if any portion of the Warrant is exercised in cash. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive from the exercise of the Warrant, if any, for working capital and general corporate purposes to support our future growth, including further go-to-market enhancements of our Apollo product.

The Selling Stockholder will pay any underwriting commissions and discounts, and expenses incurred by the Selling Stockholder for brokerage, marketing costs, or legal services (other than those described herein). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of Common Stock that may be issued by us to the Selling Stockholder under the Warrant. For additional information regarding the Warrant and the related transaction, see the section entitled “Prospectus Summary—Warrant Agreements” above. We are registering the shares of Common Stock issuable pursuant to the Warrant in order to permit the Selling Stockholder to offer the shares for resale such shares of Common Stock from time to time. Other than the landlord-tenant relationship in connection with the Company’s previous office lease in Dublin, California as described in this prospectus and in the Settlement Agreement and the transactions contemplated by the Settlement Agreement and the Warrant Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of August 7, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer for resale under this prospectus upon the exercise of the Warrant in full. The Selling Stockholder may sell some, all or none of its shares registered in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 39,943,121 shares of our Common Stock outstanding on August 7, 2025. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Names and Addresses	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent		Number	Percent
IGEP Park Place, LLC (1)	350,000	*	350,000	0	*

*	less than 1%
(1)

Represents shares of Common Stock underlying the Warrant. The Warrant is exercisable for up to 350,000 shares of Common Stock at an exercise price of $2.22 per share. The Selling Stockholder does not have the right to exercise the Warrant for any shares unless and until the exercise price is paid in full for such shares or such warrant is exercised pursuant to its terms. The shares underlying the Warrant are deemed to be beneficially owned by the Selling Stockholder pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. The address of IGEP Park Place LLC is One Sansome Street, Suite 1550, San Francisco, CA 94104.

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DESCRIPTION OF CAPITAL STOCK

The following description of the material features of our capital stock is a summary and does not purport to be complete. The description is subject to and qualified in its entirety by reference to (i) our Amended Charter, (ii) our Amended Bylaws, (iii) the Warrant Agreement, dated as of May 23, 2025, by and between the Company and IGEP Park Place, LLC, (iv) the Securities Purchase Agreement, dated as of May 10, 2024, by and between the Company and Dowslake Microsystems Corporation (“Dowslake”) (the “Dowslake Purchase Agreement”), (v) the Registration Rights Agreement, dated July 25, 2024, by and between the Company and New Circle Principle Investments (the “New Circle Registration Rights Agreement”), (vi) the Registration Rights Agreement, dated January 2, 2025, by and between the Company and an institutional investor (the “2025 Registration Rights Agreement”) and (vii) the form of indemnification agreement entered with the officers and directors, each of which is incorporated by reference as exhibits to this prospectus.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). Our authorized capital stock consists of (a) 600,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Description of Common Stock

Voting Rights. Each holder of Common Stock is entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of the Common Stock do not have cumulative voting rights.

Dividend Rights. Subject to any other provisions of the Amended Charter, each holder of Common Stock is entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Common Stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Matters. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Listing. The Common Stock is listed for trading on Nasdaq under the symbol “LIDR”.

Transfer Agent. Broadridge Corporate Issuer Solutions, Inc. acts as the transfer agent of the Common Stock.

Description of Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on our capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

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Registration Rights

The Company is a party to the Dowslake Purchase Agreement entered into in connection with a transaction pursuant to which the Company has issued to Dowslake shares of the Company’s Common Stock and a senior unsecured convertible promissory note, convertible into shares of the Company’s Common Stock. The Dowslake Purchase Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock purchased by Dowslake or issuable upon conversion of the note.

The Company is also a party to the New Circle Registration Rights Agreement entered in connection with a transaction pursuant to which New Circle has committed to purchase the Company’s Common Stock. The New Circle Registration Rights Agreement requires the Company to prepare and file this registration statement to cover the resale under the Securities Act of registrable securities held by New Circle.

The Company is also a party to the 2025 Registration Rights Agreement entered into in connection with a transaction pursuant to which the Company has issued to an institutional investor a senior unsecured convertible promissory note (the “2025 Note”), convertible into shares of the Company’s Common Stock, and a warrant (the “2025 Warrant”), exercisable into shares of the Company’s Common Stock. The 2025 Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock issuable upon conversion of the 2025 Note or exercise of the 2025 Warrant.

The Company is also a party to the Warrants Agreement with IGEP Park Place, LLC. Pursuant to the Warrant Agreement, the Company has issued to IGEP Park Place, LLC a warrant to purchase up to 350,000 shares of the Company’s Common Stock at an exercise price of $2.22 per share. The Warrant Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock issuable upon exercise of the Warrant.

Provisions of Our Amended Charter and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated therein, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	Prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
•	On or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

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Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the Amended Charter or the Bylaws, effective 12 months after adoption. Our Amended Charter and Bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

Amended Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our Amended Charter and Amended Bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	Our Amended Charter and Amended Bylaws classify the board of directors into three classes with staggered three-year terms (except for certain initial year terms);
•	Under our Amended Charter and Amended Bylaws, our Board may enlarge the size of the board and fill the vacancies;
•	Our Amended Charter and Amended Bylaws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;
•	Our Amended Charter and Amended Bylaws provide that stockholders may remove our directors only for cause;
•	Our Amended Charter and Amended Bylaws provide that stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice;
•	Our Amended Charter and Amended Bylaws provide that, except for limited exceptions, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; and
•	Our Amended Charter and Amended Bylaws provide that special meetings of stockholders may only be called by the chairman of our Board, our Chief Executive Officer of our Board pursuant to a resolution adopted by a majority of our Board.

Our Amended Charter and Amended Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	Any derivative action or proceeding brought on our behalf;
•	Any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to us or our stockholders;
•	Any action asserting a claim arising pursuant to any provision of the DGCL or our Charters; or
•	Any action asserting a claim governed by the internal affairs doctrine.

Our Amended Charter and Amended Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

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Quorum. Unless otherwise required by the DGCL or other applicable law, the holders of one-third of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Annual Stockholder Meetings. Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a description in reasonable detail of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment), and the reasons that such stockholder believes conducting such business at the annual meeting and taking such actions would be in the best interests of the Company and its stockholders, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Stockholder Associated Person, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder, by the beneficial owner, if any, on whose behalf the proposal is made and by any other Stockholder Associated Person (as defined below) (including any shares of any class or series of the Company as to which such stockholder has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time, including where such stockholder has any proportionate interest in shares held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice, by or on behalf of, such stockholder or any Stockholder Associated Persons, the effect or intent of which is to provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of shares held by, mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such Stockholder Associated Person, with respect to shares of stock of the Company, (v) any material interest of such stockholder or any Stockholder Associated Person in such business, (vi) any direct or indirect legal, economic or financial interest (including short position) of such stockholder or any Stockholder Associated Person in the outcome of any vote to be taken with respect to any matter that is substantially related, directly or indirectly, to any business

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proposed to be brought before a meeting by any stockholder under our Amended Bylaws, (vii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person or any other person representing such stockholder has a right to vote any shares of the Company or which has the effect of increasing or decreasing the voting power of such stockholder or person, (viii) any material pending or threatened legal proceeding involving the Company, any affiliate of the Company or any of their respective directors or officers, to which such stockholder or Stockholder Associated Person is a party, (ix) any equity interests, including any convertible, derivative or short positions, in any principal competitor (as defined for purposes of the Clayton Antitrust Act of 1914, codified at 15 U.S.C. Sections 12-27 (the “Clayton Act”)) of the Company held by such stockholder or Stockholder Associated Person (for purposes hereof, a person shall be deemed to have a short position in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (x) any performance-related fees (other than an asset-based fee) to which such person or any affiliate or immediate family member of such person may be entitled as a result of any increase or decrease in the value of shares of the Company or any derivative securities of the Company’s equity, (xi) a representation that such stockholder (or a qualified representative of such stockholder if such stockholder is not an individual) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (xii) any other information related to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, (xiii) a certification that such stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Company and such person’s acts or omissions as a stockholder of the Company, (xiv) a statement as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Company’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal, and (xv) a representative as to the accuracy of the information set forth in the notice. “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner (other than any such beneficial owner that is (x) a limited partner of such stockholder or (y) an equityholder of a person described under clause (x)) of shares of stock of the Company owned of record or beneficially by such stockholder (as defined in Rule 16a-1(a)(1), without reference to the provision therein, or Rule 16a-1(a)(2), or any successor provisions, under the Exchange Act) or (C) any person directly or indirectly controlling, controlled by or under common control with such stockholder or Stockholder Associated Person. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Special Meetings. The Amended Charter provides that special meetings of our stockholders may be called only by the chairperson of our Board, our Chief Executive Officer, or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board, or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amendment. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

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Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers, and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties, and amounts paid in settlement (if pre-approved), including all costs, expenses, and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending, or threatened action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative, or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

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PLAN OF DISTRIBUTION

We are registering the resale of up to 350,000 shares of Common Stock by the Selling Stockholder. The Selling Stockholder will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by the Selling Stockholder, including legal and accounting fees. Amounts are in thousands except share amounts and per share data below.

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•        ordinary brokers’ transactions;

•        transactions involving cross or block trades;

•        through brokers, dealers, or underwriters who may act solely as agents;

•        “at the market” into an existing market for the ordinary shares;

•        in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•        in privately negotiated transactions; or

•        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder and any brokers, dealers or agents that are involved in selling the shares of Common Stock covered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and resale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

We estimate that the total expenses for the offering will be approximately $140,136.11.

In connection with the sale of the shares of Common Stock covered by this prospectus, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We have agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus forms a part, effective and supplemented to ensure that it remains available for the resale of all shares issuable upon exercise of the Warrant. Our obligation to maintain the effectiveness of the registration statement will continue until the earliest of (a) the date on which all such shares have been sold, transferred, disposed of or exchanged in accordance with the registration statement, (b) the date on which all such shares may be sold publicly without restriction or limitation under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act or (c) the date on which the shares or the right to acquire such shares have ceased to be outstanding under the Warrant.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, Menlo Park, California.

EXPERTS

The financial statements of AEye, Inc. as of December 31, 2023, and 2022, and for each of the two years in the period ended December 31, 2023, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of AEye, Inc. as of December 31, 2024 and for the year ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.aeye.ai/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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Information Incorporated by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025; and

•        our Current Reports on Form 8-K filed with the SEC on March 7, 2025, March 12, 2025, May 1, 2025, May 9, 2025, May 20, 2025, July 25, 2025, July 28, 2025, July 30, 2025, and August 5, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

AEye, Inc.

Attn: General Counsel

4670 Willow Road, Suite 125

Pleasanton, CA 94588

(925) 400-4366

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

24

AEYE, INC.

Up to 350,000 Shares of Common Stock

________________________

PROSPECTUS

________________________

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$136.11
Accounting fees and expenses	$80,000.00
Legal fees and expenses	$55,000.00
Financial printing and miscellaneous expenses	$5,000.00
Total expenses	$140,136.11

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. Our Amended Charter provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust, or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit, or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending, or completed action, suit, or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our Amended Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Amended Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act against certain liabilities.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

2.1*†	Merger Agreement, dated as of February 17, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.1	5/13/2021

2.2*†	Amendment to the Merger Agreement, dated as of April 30, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.2	5/13/2021

3.1*	Second Amended and Restated Certificate of Incorporation of AEye, Inc.	8-K	3.1	8/23/2021

3.2*	Amended and Restated Bylaws of AEye, Inc.	8-K	3.1	3/7/2025

3.3*	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of AEye, Inc.	10-Q	3.2	5/11/2023

3.4*	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, filed on December 26, 2023	8-K	3.1	12/29/2023

4.1*	Share Purchase Agreement by and among AEye, Inc. and New Circle Principal Investments LLC, dated July 25, 2024	8-K	10.1	7/29/2024

4.2*	Registration Rights Agreement by and between AEye, Inc. and New Circle Principal Investments LLC, dated July 25, 2024	8-K	4.1	7/29/2024

4.3*	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934	10-K	4.5	3/28/2022

4.4#	Warrants Agreement by and between AEye, Inc. and IGEP Park Place, LLC, dated May 23, 2025

4.5#	Warrant to Purchase Common Stock, dated August 8, 2025

5.1#	Opinion of Allen Overy Shearman Sterling US LLP

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Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

23.1#	Consent of Deloitte & Touche LLP (with respect to AEye, Inc. financial statements)

23.2#	Consent of KPMG LLP (with respect to AEye, Inc. financial statements)
23.3#	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (included on signature page of the initial filing of this Registration Statement)

107#	Filing Fee Table

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5), which the Registrant agrees to furnish supplementally to the SEC upon its request.

#	Filed Herewith.

*	Previously filed.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in Pleasanton, California, on this 8th day of August, 2025.

AEYE, INC.

By:	/s/ Matthew Fisch
Name: Matthew Fisch
Title: Chief Executive Officer